                                                                    EXHIBIT 99.2

                                                                    CONFIDENTIAL









                                Project Vermont
                                Materials Prepared for the Board of Directors

                                December 5, 2001


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                                                                    CONFIDENTIAL
--------------------------------------------------------------------------------

Except as otherwise noted herein, these materials are based solely on information contained in publicly available documents. The projections regarding VERMONT ("VERMONT") were prepared based on information supplied by the management of VERMONT. Banc of America Securities LLC ("BAS") has not attempted to independently investigate or to verify such information, or other information provided to BAS and included herein or otherwise used. Projections involve elements of subjective judgment and analysis, and there can be no assurance that such projections will be attained. BAS expresses no opinion as to such projections or the assumptions underlying them. These materials are being furnished and should be considered only in connection with the oral briefing being provided by BAS in connection herewith. The preparation of these materials was completed on December 5, 2001. These materials are intended for the benefit and use of VERMONT's Board of Directors and may not be reproduced, disseminated, quoted or referred to, in whole or in part, or used for any other purpose, without the prior written consent of BAS.

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
                                                                    CONFIDENTIAL
Table of Contents
--------------------------------------------------------------------------------

I.    Transaction Overview

II.   Overview of VERMONT

III.  VERMONT Valuation Analysis

Appendix

  A.  Analysis of Selected Public Companies

  B.  Analysis of Selected Acquisitions

  C.  Weighted Average Cost of Capital Analysis


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                                                                    CONFIDENTIAL

--------------------------------------------------------------------------------
Transaction Overview

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                                                                    CONFIDENTIAL

Transaction Overview
--------------------------------------------------------------------------------
Key Transaction Terms

--------------------------------------------------------------------------------
Terms                   Comments
--------------------------------------------------------------------------------
Form / Structure:       .  Cash merger

Consideration:          .  $326 million purchase price ($7.91 per VERMONT
                           share), paid in cash

Tax Treatment:          .  Transaction structured as a taxable reorganization,
                           with tax owed by VERMONT shareholders

Options / Warrants:     .  Employee options to accelerate and fully vest and all
                           unexercised options/warrants to be cashed out at the spread between the purchase price per share and the exercise price

Key Closing Conditions: .  VERMONT shareholder approval

                        .  Anti-trust clearance

                        .  No material adverse effect on VERMONT or MONTPELIER
--------------------------------------------------------------------------------

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                                                                    CONFIDENTIAL

Transaction Overview
--------------------------------------------------------------------------------
Key Transaction Terms (continued)


   =============================================================================
    Terms                    Comments
   -----------------------------------------------------------------------------
    Break Up Fee:            . $13.04 million (4% of equity value), payable upon
                               termination of agreement if VERMONT Board exercises fiduciary out. Otherwise, payable only upon execution of definitive agreement for an alternative transaction

    Key Termination Rights:  . Fiduciary out for VERMONT Board of Directors if
                               it has authorized VERMONT to enter into a binding contract for a superior proposal and gives MONTPELIER 5 business days to make a counter proposal

                             . May 31, 2002 drop dead date, with extension until
                               July 31, 2002 for anti- trust clearance

    Interim Financing        . MONTPELIER to provide VERMONT $5 million loan,
                               secured but subordinated to credit facility, upon signing of definitive agreement, subject to repayment in 6 months after transaction is terminated, or due immediately if VERMONT accepts a competing acquisition proposal

    Timing:                  . Transaction expected to be announced on December
                               6, 2001

                             . Closing expected within 90 days
   -----------------------------------------------------------------------------

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                                                                    CONFIDENTIAL

Transaction Overview
--------------------------------------------------------------------------------
Purchase Price Multiples
($ in millions, except per share data)
================================================================================

Purchase Price Per Share                                             $7.91
--------------------------------------------------------------------------------

VERMONT Diluted Shares Outstanding/1/                               41.209

VERMONT Equity Value                                                $326.0
  Plus: Debt/2/                                                        1.6
  Less: Cash/2/                                                       (5.3)
                                                                    ------
VERMONT Enterprise Value                                            $322.2

Purchase Price as a Premium to:                    Share Price      Premium
                                                    -----------      -------
  Closing Share Price (11/30/01):                     $5.82          35.9%
  One Week Average:                                    5.85          35.2%
  One Month Average:                                   5.79          36.6%
  Three Month Average:                                 4.92          60.9%
  One Year Average:                                    4.96          59.6%


                                                      =====================    ===================
                                                           Management              Management
                                                       Accelerated Case/3/        Base Case/3/
                                                      ---------------------    -------------------
                                                      Results     Multiples    Results   Multiples
                                                      -------     ---------    --------  ---------
Enterprise Value as a Multiple of:

  Revenue                   CY 2001P                   $13.8        23.29 x     $13.8      23.29 x
                            CY 2002P                    30.4        10.61        27.5      11.73
                            CY 2003P                    55.1         5.85        47.5       6.79

Purchase Price Per Share as a Multiple of:

  EPS                       CY 2002P                   $0.06        141.7 x     $0.05      166.9 x
                            CY 2003P                    0.35         22.3        0.29       27.6
                                                                    -------               --------

(1) Based on 36.122 million shares outstanding and 6.910 million options and warrants outstanding with a weighted average exercise price of $2.09, as per Company management. Calculated pursuant to the treasury method.
(2) December 31, 2001 projected balance sheet items as per VERMONT management.
(3) Source: VERMONT management.

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                                                                    CONFIDENTIAL

--------------------------------------------------------------------------------
Overview of VERMONT

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                                                                    CONFIDENTIAL

Overview of VERMONT
--------------------------------------------------------------------------------
Business Overview

     . VERMONT designs, develops and markets technologically and clinically advanced systems for urological conditions. Its focus is the treatment of the enlarged prostate known as benign prostatic hyperplasia ("BPH").

         . BPH affects approximately 23 million men worldwide, and approximately 14 million men in the United States

         . With approximately 400,000 - 600,000 men currently failing out of drug therapy, the immediate market opportunity for minimally invasive BPH treatments is significant

     . VERMONT's primary product, the patented TUNA system ("Transurethral Needle Ablation"), is designed to offer a safe, cost effective, minimally invasive treatment for BPH and an alternative to drug therapy and major surgery

         . International sales of the TUNA system commenced in late 1993, and commercial sales began in the United States in late 1996, after the Company received clearance for its VTS ProVu TUNA system from the U.S. Food and Drug Administration

         . Medicare in-office reimbursement rates were established in July 2000 and went into effect on January 1, 2001

             .   Current reimbursement rates are $2,455 for 2001 and $3,122 for
                 2002

         . In February 2001, the Company received clearance from the FDA for its next generation TUNA system, the Precision system, which is designed specifically for the physician office environment

     . VERMONT's TUNA system is designed to deliver low levels of radio frequency energy precisely into prostate tissue to relieve the symptoms associated with an enlarged prostate

     . The TUNA procedure shrinks targeted tissue in and surrounding the prostate, leading to improved urinary flow. Physicians generally perform the TUNA procedure with local anesthesia, such as lidocaine jelly, and an oral sedative, in under 30 minutes. Physicians using the Company's next-generation Precision system can generally perform the procedure in approximately 20 minutes



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                                                                    CONFIDENTIAL

Overview of VERMONT
--------------------------------------------------------------------------------
Current Trading Statistics
($ in millions, except per share data)

==========================================================================================================
Current Share Price (11/30/01)                                                                       $5.82
----------------------------------------------------------------------------------------------------------
Premium / (Discount) to:              52-week High (intra-day) ($7.95)                             (26.8%)
                                      52-week Low (intra-day)  ($2.00)                             191.0%
----------------------------------------------------------------------------------------------------------
Diluted Shares Outstanding (MM) (1)                                                                40.554
Equity Value                                                                                       $236.0
   Plus:    Total Debt (2)                                                                            1.6
   Less:    Cash & Equivalents (2)                                                                   (7.3)
                                                                                                  --------
Enterprise Value                                                                                   $230.3


Enterprise Value as a Multiple of:                           Statistic (3)
                                                            ---------------
   Revenue                                  LTM                     $10.6                          21.64x
                                        FY2001E                      13.6                          16.94
                                        FY2002P                      27.0                           8.53
                                        FY2003P                      51.3                           4.49
   EBIT
                                            LTM                    ($11.0)                            NM
                                        FY2001E                      (9.1)                            NM
                                        FY2002P                       1.9                          121.2x
                                        FY2003P                      17.4                           13.2

Current Share Price as a Multiple of:
   Earnings per Share                       LTM                    ($0.30)                            NM
                                        FY2001E                     (0.24)                            NM
                                        FY2002P                      0.04                          145.5x
                                        FY2003P                      0.38                           15.3

FY2002P P/E as a Multiple of:
   Projected 5-year EPS Growth Rate                                 40.0%                            364%
---------------------------------------------------------------------------------------------------------

Note:  Fiscal year ends December 31.
(1) Based on 36.122 million shares outstanding and 6.910 million options and warrants outstanding with a weighted average exercise price of $2.09, as per Company management. Calculated pursuant to the treasury method.
(2) As per 10-Q dated September 30, 2001.
(3) Projections as per Wall Street Research dated October 30, 2001.

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                                                                    CONFIDENTIAL

Overview of VERMONT
--------------------------------------------------------------------------------
Financial Overview - Summary Operating Statistics
($ in millions, except per share data)

=========================================================================================================================

                                                       Fiscal Year Ending December 31,                           CAGR
                                ---------------------------------------------------------------------------     -------
                                1999A     2000A     2001E     2002P     2003P     2004P     2005P     2006P     99 - 06
                                -----     -----     -----     -----     -----     -----     -----     -----     -------
Accelerated Case
----------------
Revenue                          $5.9      $8.2     $13.8     $30.4     $55.1     $82.8    $104.8    $122.6     54.2%
  Yr/Yr Growth                     --     39.6%     67.8%    119.4%     81.4%     50.3%     26.6%     17.0%

EBITDA                           (9.8)     (8.8)     (7.8)      2.8      15.9      30.0      38.3      43.1     97.5%(1)
  EBITDA Margin                    NM        NM        NM      9.3%     28.8%     36.2%     36.5%     35.1%

Pre-Tax Income                  (11.9)    (10.7)     (8.5)      2.2      14.9      29.1      38.0      43.1    111.3%(1)
  Pre-tax Income Margin            NM        NM        NM      7.1%     27.1%     35.1%     36.3%     35.2%

Net Income                      (11.9)    (10.7)     (8.5)      2.2      14.9      28.7      36.9      30.0     93.0%(1)
  Net Income Margin                NM        NM        NM      7.1%     27.1%     34.7%     35.2%     24.4%

EPS                            ($0.58)   ($0.35)   ($0.24)    $0.06     $0.35     $0.68     $0.88     $0.71     88.9%(1)
                               ======    ======    ======     =====    ======     =====     =====    ======
  Yr/Yr Growth                     --        NM        NM        NM    535.1%     92.4%     28.3%    (18.7%)


Base Case
---------
Revenue                          $5.9      $8.2     $13.8     $27.5     $47.5     $69.0     $82.3     $96.7     49.1%
  Yr/Yr Growth                     --     39.6%     67.8%     98.5%     72.9%     45.3%     19.3%     17.5%

EBITDA                           (9.8)     (8.8)     (7.8)      2.5      13.0      23.2      28.3      32.7     90.1%(1)
  EBITDA Margin                    NM        NM        NM      9.1%     27.4%     33.6%     34.4%     33.8%

Pre-Tax Income                  (11.9)    (10.7)     (8.5)      1.8      12.1      22.1      27.7      32.3    104.9%(1)
  Pre-tax Income Margin            NM        NM        NM      6.7%     25.5%     32.1%     32.7%     33.4%

Net Income                      (11.9)    (10.7)     (8.5)      1.8      12.1      22.1      26.9      30.4    101.8%(1)
  Net Income Margin                NM        NM        NM      6.7%     25.5%     32.1%     32.7%     31.5%

EPS                            ($0.58)   ($0.35)   ($0.24)    $0.05     $0.29     $0.53     $0.64     $0.72     97.6%(1)
                               ======    ======    ======     =====    ======     =====     =====     =====
  Yr/Yr Growth                     --        NM        NM        NM    505.4%     83.1%     21.7%     13.0%

------------------------------------------------------------------------------------------------------------------------

Source: VERMONT management.
Note: Assumes NOLs are fully utilized to offset taxable book income.
(1)  CAGR for 2002 to 2006.

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                                                                    CONFIDENTIAL


   Overview of VERMONT
   ---------------------------------------------------------------------------------------------------------------------------------
   Financial Overview - Balance Sheet
   ($ in millions)
   ---------------------------------------------------------------------------------------------------------------------------------
   Assets                                                        Liabilities & Stockholders' Equity
   ---------------------------------------------------------------------------------------------------------------------------------
                                      9/30/01A     12/31/01E                                                   9/30/01A    12/31/01E
                                      --------     ---------                                                   --------    ---------
   Cash & Short-Term Investments        $ 7.3        $ 5.3       Short-Term Debt                                 $ 1.6        $ 1.6
   Accounts Receivable                    2.6          3.2       Accounts Payable                                  1.0          1.0
   Inventory                              2.2          2.4       Accrued Liabilities                               3.0          3.0
   Other Assets                           0.6          0.6                                                       -----        -----
                                        -----        -----           Total Current Liabilities                   $ 5.6        $ 5.6
       Total Current Assets             $12.6        $11.5

   Property, Plant, & Equipment           1.6          1.6       Long-Term Debt                                    0.0          0.0
   Other Assets                           0.1          0.1       Stockholders' Equity                              8.7          7.6
                                        -----        -----                                                       -----        -----
   Total Assets                         $14.3        $13.1           Total Liabilities & Stockholders' Equity    $14.3        $13.1
                                        =====        =====                                                       =====        =====
  ----------------------------------------------------------------------------------------------------------------------------------

   Source: VERMONT management.


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                                                                    CONFIDENTIAL

Overview of VERMONT
--------------------------------------------------------------------------------
Historical Stock Price Performance - Last Twelve Months
--------------------------------------------------------------------------------


                              [CHART APPEARS HERE]


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                                                                    CONFIDENTIAL


Overview of VERMONT
------------------------------------------------------------------------------------------------------------------------
Research Commentary
------------------------------------------------------------------------------------------------------------------------
                                                                                  FY 12/31 EPS                 P/E
 Report                                     Price on     Target                 ------------------     -----------------
  Date                 Firm                  Report       Price       Rating     2001E      2002P       2001E     2002P
--------     -------------------------      --------     --------    --------   -------    -------     -------   -------
11/30/01     First Call                      $5.82           NA        ---      $0.24)      $0.04        NM       145.5x
10/31/01     Pacific Growth Equities          5.00       $11.00        Buy      (0.23)       0.04        NM       125.0x
10/30/01     C.E. Unterberg, Towbin           4.97        10.00     Strong Buy  (0.24)       0.04        NM       124.3x
 10/3/01     Pacific Growth Equities          3.55        11.00        Buy      (0.21)       0.05        NM        71.0x
 8/24/01     C.E. Unterberg, Towbin           4.60        10.00     Strong Buy  (0.20)       0.05        NM        92.0x
------------------------------------------------------------------------------------------------------------------------


 Date        Firm/Analyst                  Recent Research Commentary
------       -----------------------       -----------------------------------------------------------------------------------------
10/31/01      Pacific Growth Equities/     . 3Q01 results were essentially in line with our revised expectations with revenues of
              Al Kildani                     $3.8 million and EPS of ($0.06). Domestic TUNA procedure volume of 2,412 was up 24%
                                             sequentially. This compares favorably with trends seen at a Vermont competitor, which experienced a sequential decline in volumes.

                                           . 35 generators were sold during Q3, more than 2x the amount sold in Q1 and Q2 combined as the domestic base reached 216. We believe U.S. urologists remain highly interested in adopting this technology.

                                           . Increasing reimbursement for both office and hospital based procedures are likely to drive further system placements in 4Q01 and beyond.

                                           . We reiterate our Buy rating and 2002 price target of $11 per share.

10/30/01      C.E. Unterberg, Towbin /     . We reiterate our Strong Buy rating and $10 price target. Revenues were up 27%,
              Scott C. Stromatt, MD          procedure volume up 24% and the number of generators sold has more than tripled since the previous quarter. Expenses were generally in-line with our estimates but interest income was less because of falling rates.

                                           . Installed base grew to 206 active accounts. Thirty generators were purchased in the
                                             U.S. during 3Q01; 20 new accounts and 10 were conversions from fee-per-use accounts.
                                             Ten hospital generators were removed producing a net increase in active accounts of ten.

                                           . Company guidance has been for revenue to grow by 70% and procedure volume to grow by
                                             120% in 2001 over 2000. The revenue difference from estimates earlier this year is due primarily to a lowered selling price for the generator in response to market pressures;
                                             the capital equipment is selling for around $25,000 -- $30,000. We have revised our model accordingly. Although this is a short-term disappointment, it establishes a foundation of installed generators that will be a source of continuing catheter sales and will function as a barrier to entry.

                                           . ArgoMed's (private) water-induced thermotherapy (WIT) was assigned a Medicare reimbursement rate of $1,083; in our opinion, the low reimbursement and the need to use a catheter for two weeks after the procedure makes it a non-competitor. American
                                             Medical Systems suspended its Phase I/II clinical trials with its ProstaJect system in the U.S. to modify its protocol. Urologix has brought a new Targis supplier on-line;
                                             interestingly, Vermont displaced microwave from a large practice and has placed generator units with "mobile providers."

------------------------------------------------------------------------------------------------------------------------------------

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                                                                   CONFIDENTIAL

     Overview of VERMONT
     ---------------------------------------------------------------------------------------------------------------
     Ownership Summary
     ---------------------------------------------------------------------------------------------------------------
                                                         Basic Shares (000's)                 Diluted Shares (000's)
                                                        ---------------------    Options /   -----------------------
     OWNERS                                               Amount      %          Warrants        Amount        %
     ------                                             ------------------------------------------------------------
     Significant Holders (1)
        Medtronic                                        6,100.0    16.9%        1,590.0           7,690.0   19.0%

     Institutional Holders (2)

        Circle F Ventures                                3,046.8     8.4%          261.3           3,308.1    8.2%
        Zesiger Capital Group L.L.C.                     2,434.7     6.7%          381.3           2,816.0    6.9%
        Wall Street Associates                             797.8     2.2%            0.0             797.8    2.0%
        Chartwell Investment Partners                      768.5     2.1%            0.0             768.5    1.9%
        Barclays Global Investors                          623.9     1.7%            0.0             623.9    1.5%
        Gardner Lewis Asset Management                     536.1     1.5%            0.0             536.1    1.3%
        Nicholas-Applegate Capital Management              443.3     1.2%            0.0             443.3    1.1%
        Columbus Circle Investors                          441.6     1.2%            0.0             441.6    1.1%
        Caxton Corporation                                 389.4     1.1%            0.0             389.4    1.0%
        Brookside Capital Investors, Inc.                  369.5     1.0%            0.0             369.5    0.9%
        Other Institutional Holders                      4,139.3    11.5%            0.0           4,139.3   10.2%
                                                        --------   ------        -------          --------  ------
          Total Institutional Holders                   13,990.9    38.7%          642.6          14,633.5   36.1%

     Directors and Executive Officers (1)
        Randy D. Lindholm                                   28.8     0.1%          738.5             767.3    1.9%
        John F. Howe                                        21.0     0.1%           90.6             111.6    0.3%
        Stephen J. Williams                                  4.2     0.0%           37.5              41.7    0.1%
        Elizabeth H. Davila                                 10.0     0.0%           30.0              40.0    0.1%
        Paulita M. LaPlante                                  0.0     0.0%           30.0              30.0    0.1%
        Kurt C. Wheeler                                      0.0     0.0%           30.0              30.0    0.1%
        Robert J. Erra                                       2.8     0.0%           26.7              29.4    0.1%
        Michael D. Ellwein                                   0.0     0.0%           25.0              25.0    0.1%
                                                        --------   ------        -------          --------  ------
          Total Directors and Executives                    66.8     0.2%        1,008.2           1,075.1    2.7%
                                                        --------   ------        -------          --------  ------
     Other / Public Retail                              15,963.9    44.2%        1,192.0          17,155.9   42.3%
                                                        --------   ------        -------          --------  ------
     Total Shares Outstanding                           36,121.7   100.0%        4,432.8          40,554.5  100.0%
                                                        ========   ======        =======          ========  ======
--------------------------------------------------------------------------------------------------------------------

Note: Includes all options / warrants outstanding. Diluted shares calculated according to the treasury method.
(1) VERMONT Proxy statement dated 4/16/01.
(2) Source: Bloomberg and GEO as of 11/30/01.


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                                                                    CONFIDENTIAL


--------------------------------------------------------------------------------

VERMONT Valuation Analysis





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                                                                    CONFIDENTIAL


VERMONT Valuation Analysis
--------------------------------------------------------------------------------
Summary

--------------------------------------------------------------------------------
PRICE PER SHARE


                              [CHART APPEARS HERE]





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                                                                    CONFIDENTIAL

VERMONT Valuation Analysis
--------------------------------------------------------------------------------
Summary (1)
($ in millions, except per share data)

--------------------------------------------------------------------------------

                                                    VERMONT            Relevant
Methodology                                        Statistic         Multiple Range            Price Per Share
---------------------------------------------------------------------------------------------------------------
Analysis of Selected Public Companies

   Accelerated Case
   ----------------
   2002P Revenues                                    $30.4           5.00x  -  8.00x           $3.95  -  $6.07
   2003P Revenues                                     55.1           4.00   -  6.00             5.54  -   8.10
   2003P P/E                                          0.35           15.0   -  25.0             5.32  -   8.86

   Base Case
   ---------
   2002P Revenues                                    $27.5           5.00x  -  8.00x           $3.61  -  $5.53
   2003P Revenues                                     47.5           4.00   -  6.00             4.84  -   7.04
   2003P P/E                                          0.29           15.0   -  25.0             4.30  -   7.17

Analysis of Selected Acquisitions

   2001E Revenues                                    $13.8           8.00x - 15.00x            $2.99  -  $5.24

Discounted Cash Flow Analysis

   Accelerated Case                                   Discount Rates of 15% to 25%             $5.46  -  $10.40
   Base Case                              Terminal Value EBITDA Multiples of 12.5x to 17.5x     4.30  -   8.08

------------------------------------------------------------------------------------------------------------------

(1) Assumes net debt of ($3.7) million as of December 31, 2001, 36.122 million shares outstanding and 6.910 million options and warrants outstanding with a weighted average exercise price of $2.09, as per VERMONT management. Calculated pursuant to the treasury method.


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                                                                    CONFIDENTIAL


VERMONT Valuation Analysis
--------------------------------------------------------------------------------
Analysis of Selected Public Companies
($ in millions)

                              [CHART APPEARS HERE]

-----------------------------------------------------------------------------------------------------------------------------------
ENTERPRISE VALUE/CY 2002P REVENUE

Urology Companies                                               Diversified Medical Products Companies
                                                                with Urology Products
-----------------------------------------------------------------------------------------------------------------------------------
Median         8.53x          10.53x    6.22x     4.16x          8.35x          5.16x     5.04x          4.20x     3.90x    Median
= 7.38x                                                                                                                     = 5.04x
-----------------------------------------------------------------------------------------------------------------------------------
              VERMONT        ENDO      ULGX      AMMD           MONTPELIER     ABT       JNJ            BSX       TYC

Ent.
Value:         $230           $374      $226      $565           $60,803        $93,500   $181,383       $12,070   $171,539



                              [CHART APPEARS HERE]

-----------------------------------------------------------------------------------------------------------------------------------
CY 2002P P/E MULTIPLE

Urology Companies                                               Diversified Medical Products Companies
                                                                with Urology Products
-----------------------------------------------------------------------------------------------------------------------------------
Median         145.5x         49.9x     48.2x     39.6x          34.8x          24.4x     26.5x          27.7x     15.2x    Median
= 49.1x                                                                                                                     = 26.5x
-----------------------------------------------------------------------------------------------------------------------------------
              VERMONT        ENDO      ULGX      AMMD           MONTPELIER     ABT       JNJ            BSX       TYC

As of 11/30/01

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                                                                    CONFIDENTIAL

VERMONT Valuation Analysis
--------------------------------------------------------------------------------
Analysis of Selected Public Companies
($ in millions)

                              [CHART APPEARS HERE]

-----------------------------------------------------------------------------------------------------------------------------------
ENTERPRISE VALUE/CY 2003P REVENUE

Urology Companies                                               Diversified Medical Products Companies
                                                                with Urology Products
-----------------------------------------------------------------------------------------------------------------------------------
Median         4.49x          5.91x     3.87x     3.53x          7.09x          4.69x     4.59x          3.90x     3.53x    Median
= 4.18x                                                                                                                     = 4.59x
              VERMONT        ENDO      ULGX      AMMD           MONTPELIER     ABT       JNJ            BSX       TYC

-----------------------------------------------------------------------------------------------------------------------------------
Ent.
Value:         $230           $374      $226      $565           $60,803        $93,500   $181,383       $12,070   $171,539


                              [CHART APPEARS HERE]

-----------------------------------------------------------------------------------------------------------------------------------
CY 2003P P/E MULTIPLE

Urology Companies                                               Diversified Medical Products Companies
                                                                with Urology Products
-----------------------------------------------------------------------------------------------------------------------------------
Median         15.3x          22.0x     14.4x     28.4x          28.7x          21.6x     23.1x          23.3x     12.7x    Median
= 18.6x                                                                                                                     = 23.1x
              VERMONT        ENDO      ULGX      AMMD           MONTPELIER     ABT       JNJ            BSX       TYC
-----------------------------------------------------------------------------------------------------------------------------------


                                      [LOGO OF BANC OF AMERICA SECURITIES]    19



                                                                                                     CONFIDENTIAL

           VERMONT Valuation Analysis
           ------------------------------------------------------------------------------------------------------

           Analysis of Selected Acquisitions

           ------------------------------------------------------------------------------------------------------
           ENTERPRISE VALUE/LTM REVENUE

Median:
 8.15x       9.86x       3.83x      13.59x    7.60x     14.78x      14.99x     6.62x       8.15x       3.58x
           ------------------------------------------------------------------------------------------------------
Target     Cardiac    EndoSonics    Cardio-   Xomed     General     Perclose  Arterial     Sofamor     Total
           Pathways                Thoracic            Surgical               Vascular      Danek     Universe
                                   Systems            Innovations            Engineering             Median/(1)/

           ------------------------------------------------------------------------------------------------------
Acquiror   Boston Scientific    Jomed    Guidant    Medtronic    Tyco    Abbott    Medtronic    Medtronic    NA
           ------------------------------------------------------------------------------------------------------
Ann. Date        6/29/01        8/7/00   8/30/99      8/27/99   8/23/99  7/8/99    11/30/98      11/2/98     NA
           ------------------------------------------------------------------------------------------------------
           (1) Median for total universe of selected precedent transactions in the medical device sector.



                                      [LOGO OF BANC OF AMERICA SECURITIES]    20

                                                                    CONFIDENTIAL

VERMONT Valuation Analysis
--------------------------------------------------------------------------------
Discounted Cash Flow Analysis -- Key Operating Assumptions

 .   Discounted Cash Flow analysis of VERMONT management's Accelerated Case and
    Base Case projections

 .   Discount rates ranging from 15.0% to 25.0% based on Weighted Average Cost of Capital (WACC)

 .   Tax rate of 38.0% with current combined federal and state NOLs of $129 million

 .   Cash flows discounted to December 31, 2001

 .   5 year Discounted Cash Flow Analysis

Terminal EBITDA Multiple Analysis

 .   Terminal EBITDA multiples ranging from 12.5x to 17.5x

    . Results in implied perpetuity growth rates of 10.1% to 21.5% (Accelerated Case) and 8.4% to 20.3% (Base Case)

    . Selected terminal EBITDA multiple range to reflect long-term exit EBITDA multiples for relevant diversified medical device companies, discounted to reflect VERMONT's position as a single-product company

                                      [BANC OF AMERICA SECURITIES LOGO]       21

                                                                    CONFIDENTIAL
VERMONT Valuation Analysis
--------------------------------------------------------------------------------
Discounted Cash Flow Analysis - Terminal EBITDA Multiple Method -
 Accelerated Case

                                  Equity Value

                                    Terminal Value EBITDA Multiple
                                   --------------------------------
                                    12.5x        15.0x        17.5x
                         ------------------------------------------
         Discount        15.0%     $326.2       $379.7       $433.3
           Rate          20.0%      267.0        310.3        353.5
                         25.0%      220.6        255.9        291.2


                                 Price Per Share

                                    Terminal Value EBITDA Multiple
                                    -------------------------------
                                    12.5x        15.0x        17.5x
                         ------------------------------------------
         Discount        15.0%      $7.92        $9.16       $10.40
           Rate          20.0%       6.54         7.54         8.55
                         25.0%       5.46         6.28         7.10

                                   [LOGO OF BANC OF AMERICA SECURITIES]       22

                                                                    CONFIDENTIAL

VERMONT Valuation Analysis
--------------------------------------------------------------------------------
Discounted Cash Flow Analysis - Terminal EBITDA Multiple Method - Base Case


                                           Equity Value
                              ----------------------------------------
                                 Terminal Value EBITDA Multiple
                              ----------------------------------------

                              12.5x           15.0x           17.5x
                              ----------------------------------------
               15.0%          $251.8          $292.5          $333.2
    Rate       20.0%           206.3           239.1           272.0
   -----
Discount       25.0%           170.5           197.3           224.1



                                        Price Per Share
                              ----------------------------------------
                                  Terminal Value EBITDA Multiple
                              ----------------------------------------

                              12.5x           15.0x           17.5x
                              ----------------------------------------
               15.0%          $6.19           $7.13           $8.08
    Rate       20.0%           5.13            5.89            6.66
   -----
Discount       25.0%           4.30            4.92            5.54



                                         [LOGO OF BANC OF AMERICA SECURITIES] 23

                                                                    CONFIDENTIAL

--------------------------------------------------------------------------------
Appendix

                                      [LOGO OF BANC OF AMERICA SECURITIES]    24

                                                                    CONFIDENTIAL

--------------------------------------------------------------------------------
A.  Analysis of Selected Public Companies

                                      [LOGO OF BANC OF AMERICA SECURITIES]    25

                                                                    CONFIDENTIAL

Analysis of Selected Public Companies
--------------------------------------------------------------------------------
Urology Companies / Diversified Medical Products Companies

                                                         12 Month
                                        Stock           Price Range       % Above   % Below      CY EPS(1)        CY P/E Multiples
                                        Price         ---------------     -------   -------   --------------      ----------------
                             Ticker    11/30/01       Low       High        Low      High     2002      2003       2002      2003
                             -------   --------       ---       ----        ---      ----     ----      ----       ----      ----
Urology Companies
-----------------
VERMONT                        -        $ 5.82         $ 2.00    $ 7.95    191.0%    26.8%     $0.04     $0.38     145.5x    15.3x
Endocare, Inc.               ENDO        16.47           5.00     23.94    229.4%    31.2%      0.33      0.75      49.9     22.0
Urologix, Inc.               ULGX        15.91           9.00     28.36     76.8%    43.9%      0.33      1.11      48.2     14.4
American Medical Systems     AMMD        17.03           7.10     22.30    139.9%    23.6%      0.43      0.60      39.6     28.4

                                  -------------------------------------------------------------------------------------------------
                                        High                               229.4%    43.9%                         145.5x    28.4x
                                        Mean                               159.3%    31.4%                          70.8     20.0
                                       Median                              165.4%    29.0%                          49.1     18.6
                                        Low                                 76.8%    23.6%                          39.6     14.4
                                  -------------------------------------------------------------------------------------------------

Diversified Medical Products Companies
--------------------------------------
MONTPELIER                     -        $47.28         $36.64    $62.00     29.0%    23.7%     $1.36     $1.65      34.8x    28.7x
Abbott Labs                  ABT         55.00          42.00     56.25     31.0%     2.2%      2.25      2.55      24.4     21.6
Johnson & Johnson            JNJ         58.25          40.25     60.97     44.7%     4.5%      2.20      2.52      26.5     23.1
Boston Scientific            BSX         26.60          12.19     27.89    118.3%     4.6%      0.96      1.14      27.7     23.3
Tyco Intl.                   TYC         58.80          39.24     63.21     49.8%     7.0%      3.86      4.63      15.2     12.7

                                  -------------------------------------------------------------------------------------------------
                                        High                               118.3%    23.7%                          34.8x    28.7x
                                        Mean                                54.6%     8.4%                          25.7     21.9
                                       Median                               44.7%     4.6%                          26.5     23.1
                                        Low                                 29.0%     2.2%                          15.2     12.7

                                            Secular        2002 P/E to    2003 P/E to
                                            Growth           Growth         Growth
                                             Rate             Rate           Rate
                                            -------        -----------    -----------

Urology Companies
-----------------
VERMONT                                      40.0%          363.8%          38.3%
Endocare, Inc.                               45.0%          110.9%          48.8%
Urologix, Inc.                               60.0%           80.4%          24.0%
American Medical Systems                     30.0%          132.0%          94.6%

                                          ----------------------------------------
                                             60.0%          363.8%          94.6%
                                             43.8%          171.8%          51.4%
                                             42.5%          121.5%          43.5%
                                             30.0%           80.4%          24.0%
                                          ----------------------------------------

Diversified Medical Products Companies
--------------------------------------
MONTPELIER                                   17.0%          204.5%         168.6%
Abbott Labs                                  13.0%          188.0%         165.9%
Johnson & Johnson                            13.0%          203.7%         177.8%
Boston Scientific                            15.0%          184.7%         155.6%
Tyco Intl.                                   20.0%           76.2%          63.5%

                                          ----------------------------------------
                                             20.0%          204.5%         177.8%
                                             15.6%          171.4%         146.3%
                                             15.0%          188.0%         165.9%
                                             13.0%           76.2%          63.5%
                                          ----------------------------------------

(1) Source: First Call as of 11/30/01.

                                           Banc of America Securities [LOGO]  26

                                                                    CONFIDENTIAL

Analysis of Selected Public Companies
--------------------------------------------------------------------------------
Urology Companies / Diversified Medical Products Companies (continued)

                                                                                       LTM Margins            Aggregate Value/LTM
                          Diluted     Book      Market   Aggregate      LTM     -------------------------   ------------------------
                          Shares     Equity      Cap.    Value (2)    Revenue   Gross    EBITDA     EBIT    Revenue  EBITDA    EBIT
                          -------    ------     ------   ---------   --------   -----    ------    ------   -------  ------   ------
Urology Companies
-----------------
VERMONT                     40.6       $8.7     $236.0     $230.3      $10.6    56.8%        NM       NM    21.64 x    NM x     NM x
Endocare, Inc.              23.5       21.4      387.4      373.9       12.5    63.9%        NM       NM    29.81      NM       NM
Urologix, Inc.              14.9       39.1      237.8      225.6       18.6    63.4%        NM       NM    12.14      NM       NM
American Medical Systems    34.4      172.6      585.2      564.7      111.3    80.2%     25.4%    14.0%     5.07    20.0     36.3

                                                         ---------------------------------------------------------------------------
                                                             High               80.2%     25.4%    14.0%    29.81 x  20.0 x   36.3 x
                                                             Mean               66.1%     25.4%    14.0%    17.16    20.0     36.3
                                                           Median               63.7%     25.4%    14.0%    16.89    20.0     36.3
                                                              Low               56.8%     25.4%    14.0%     5.07    20.0     36.3
                                                         ---------------------------------------------------------------------------

Diversified Medical
Products Companies
-------------------
MONTPELIER               1,228.3   $5,587.4  $58,074.5  $60,803.0   $5,906.4    74.2%     39.0%    33.6%    10.29 x  26.4 x   30.6 x
Abbott Labs              1,582.5    8,671.1   87,037.0   93,500.4   15,544.9    53.8%     29.4%    22.6%     6.01    20.5     26.6
Johnson & Johnson        3,206.4   23,734.0  186,770.6  181,382.6   31,899.0    71.0%     28.5%    23.6%     5.69    20.0     24.1
Boston Scientific          412.1    1,864.0   10,962.4   12,070.4    2,634.0    69.2%     26.7%    19.9%     4.58    17.2     23.0
Tyco Intl.               1,980.4   31,938.7  116,447.8  171,538.6   36,289.0    42.8%     27.5%    21.3%     4.73    17.2     22.2

                                                         ---------------------------------------------------------------------------

                                                             High               74.2%     39.0%    33.6%    10.29 x  26.4 x   30.6 x
                                                             Mean               62.2%     30.2%    24.2%     6.26    20.2     25.3
                                                           Median               69.2%     28.5%    22.6%     5.69    20.0     24.1
                                                              Low               42.8%     26.7%    19.9%     4.58    17.2     22.2
                                                         ---------------------------------------------------------------------------

(2) Market capitalization plus debt minus cash.

                                    [LOGO OF BANC OF AMERICA SECURITIES]      27

                                                                    CONFIDENTIAL

--------------------------------------------------------------------------------
B.  Analysis of Selected Acquisitions

                                      [LOGO OF BANC OF AMERICA SECURITIES]    28

                                                                    CONFIDENTIAL

Analysis of Selected Acquisitions
--------------------------------------------------------------------------------

   Date                                                                    Equity        Agg.    Agg. Value   Agg. Value  Agg. Value
 Announced  Target                             Acquiror                      Value       Value     /Sales(1)    /EBIT(1)     /EBITDA
------------------------------------------------------------------------------------------------------------------------------------
* indicates transactions still pending

 08/07/01  ASTA Medica Oncology (Degussa AG)  Baxter International          $  470.0    $  470.0          NA          NA          NA

 07/06/01  Marconi Medical                    Philips Electronics            1,100.0     1,100.0          NA          NA          NA

 06/29/01  Cardiac Pathways                   Boston Scientific                 47.7       115.0       9.86x          NM          NM

 05/30/01  C.R. Bard*                         Tyco International Ltd.        3,075.4     3,160.8       2.83x       16.1x       12.8x

 05/30/01  MiniMed                            Medtronic Inc                  3,186.0     3,128.0       9.96x       74.7x       56.7x

 05/23/01  Inverness Medical Technology       Johnson & Johnson              1,300.0     1,300.0          NA          NA          NA
           (Diabetes Care Products)*

 02/15/01  Interventional Technologies        Boston Scientific                 345.0       345.0          NA          NA         NA

 01/26/01  Heartport                          Johnson & Johnson                  76.1       104.0       5.14x          NM         NM

 10/19/00  PercuSurge                         Medtronic Inc                     225.0       225.0          NA          NA         NA

 10/17/00  Sunrise Medical                    Vestar Capital Partners           224.4       351.7       0.55x       11.0x       9.1x

 09/11/00  Cyberonics, Inc. (withdrawn)       Medtronic Inc                     563.8       542.4      12.40x          NM         NM

 09/09/00  Vascular Science Inc.              St. Jude Medical Inc.             142.0       142.0          NA          NA         NA

 08/07/00  EndoSonics Corp.                   Jomed NV                          202.4       184.7       3.83x          NM         NM

 06/28/00  Mallinckrodt                       Tyco International Ltd.         3,358.3     4,287.9       1.62x       12.1x       7.7x

 06/06/00  Wesley-Jessen Visioncare Inc.      Novartis AG                       759.4       820.2       2.59x       14.0x      12.7x

 06/06/00  IMPAC Medical Systems Inc.         Varian Medical Systems Inc.       135.0       121.0          NA          NA         NA
           (terminated)

 06/02/00  Lunar Corp.                        General Electric                  161.9       144.5       1.59x       17.3x      13.4x
                                              -Medical Systems

 05/26/00  Summit Autonomous Inc.             Alcon Holdings Inc.               928.5       869.5      12.18x      156.8x      50.4x

 05/25/00  Protocol Systems Inc.              Welch Allyn Inc.                  144.6       123.6       1.77x       13.6x      10.9x

 03/06/00  Biomatrix Inc.                     Genzyme Corporation               926.9       904.4      11.35x       29.2x      26.1x

----------
(1) LTM where available, otherwise latest fiscal year.

                                      [LOGO OF BANC OF AMERICA SECURITIES]    29

                                                                    CONFIDENTIAL

Analysis of Selected Acquisitions
--------------------------------------------------------------------------------

   Date                                                                   Equity     Agg.     Agg. Value     Agg. Value   Agg. Value
Announced Target                               Acquiror                   Value     Value       /Sales (1)     /EBIT (1)   / EBITDA
------------------------------------------------------------------------------------------------------------------------------------
11/18/99  North American Vaccine               Baxter International          263.6     369.0   33.92x             NM         NM

11/09/99  Innovasive Devices, Inc.             Johnson & Johnson              81.1      79.3    4.88x             NM         NM

08/30/99  Cardiothoracic Systems               Guidant Corp.                 313.0     313.0   13.59x             NM         NM

08/27/99  Xomed                                Medtronic Inc                 797.6     797.6    7.60x          46.4x      34.7x

08/23/99  General Surgical Innovations         Tyco International Ltd.       100.0      79.7   14.78x             NM         NM

08/09/99  OEC Medical Systems                  GE Medical Systems            500.0     479.8    2.34x          17.6x      14.9x

08/03/99  Scandanavian Mobility International  Invacare Corp                 148.7     138.5    1.30x          14.1x      11.1x

08/02/99  Collagen Aesthetics Inc.             Inamed Corp                   142.0     129.0    1.52x          10.0x       7.2x

07/26/99  Exogen Inc.                          Smith & Nephew Inc.            65.8      62.0    4.30x             NA         NA

07/08/99  Perclose                             Abbott Laboratories           680.0     649.8   14.99x         152.9x     104.2x

07/07/99  AngioGuard                           Cordis (J&J)                     NA        NA       NA             NA         NA

06/14/99  Maxxim Medical Inc.                  Fox Paine, et al.             371.2     820.0    1.20x          11.2x       7.9x

06/07/99  Neopath Inc.                         AutoCyte Inc.                  96.3      92.2    8.75x             NM         NM

03/16/99  SeaMED Corp.                         Plexus Corp.                   67.4      60.7    0.83x          12.0x       8.3x

06/29/98  Physio-Control International Corp.   Medtronic Inc.                475.8     489.9    2.74x          31.2x      25.9x

06/16/98  Schneider GmbH (Pfizer)              Boston Scientific Corp.     2,100.0   2,100.0    6.36x             NA         NA

04/27/99  Clontech Laboratories Inc.           Becton Dickinson & Co         200.0        NA       NA             NA         NA

03/08/99  Perkin-Elmer-Instruments Div         EG&G Inc                      275.0     275.0    0.48x             NA         NA

02/05/99  Tyco Intl Ltd-Angio-Seal Bus         St Jude Medical Inc           167.0        NA       NA             NA         NA

01/11/99  Vereingte Dentalwerke GmbH           DENTSPLY International Inc     57.1        NA       NA             NA         NA

(1)  LTM where available, otherwise latest fiscal year.

                                   [LOGO OF BANC OF AMERICA SECURITIES]       30

                                                                    CONFIDENTIAL

Analysis of Selected Acquisitions
--------------------------------------------------------------------------------

                                                                                                        Agg.        Agg.      Agg.
  Date                                                                           Equity      Agg.      Value       Value     Value
Announced    Target                             Acquiror                         Value      Value     /Sales(1)   /EBIT(1)  /EBITDA
------------------------------------------------------------------------------------------------------------------------------------
 12/23/98    Ballard Medical Products           Kimberly-Clark Corp               764.0      693.4      4.62x      14.3x     12.2x

 11/30/98    Arterial Vascular Engineering      Medtronic Inc                   3,690.7    3,458.4      6.62x      12.2x     12.0x

 11/24/98    Cobe CV                            Sorin Biomedica SpA               267.0         NA         NA         NA        NA

 11/23/98    Medtronic Instent (Non-vascular    IntraTherapeutics                    NA         NA         NA         NA        NA
             stent business)
 11/23/98    Circon Corp.                       Maxxim Medical                    205.0      243.0      1.60x      16.7x     10.8x

 11/02/98    Sofamor Danek Group, Inc.          Medtronic Inc                   3,095.1    3,057.2      8.15x      28.6x        NA

 10/22/98    CardioGenesis Corp.                Eclipse Surgical Technologies      86.1       67.4     12.95x         NM        NM

 10/09/98    Allegiance Health                  Cardinal Health                 4,547.4    5,400.0      1.20x      21.1x     14.2x

 10/05/98    FemRx, Inc                         Johnson & Johnson                  22.1       19.8      8.59x         NM        NM

 10/01/98    Autonomous Technologies           Summit Technology                  87.6       90.0    557.43x         NM        NM

 09/22/98    Graphic Controls Corp.             Tyco International Ltd.           240.0      460.0      1.75x      16.1x      8.6x

 09/22/98    Midas Rex, L.P.                    Medtronic Inc                        NA         NA         NA         NA        NA

 09/21/98    Marquette Medical Systems          General Electric-Medical          808.2      889.5      1.51x      18.0x     12.7x
                                                Systems Units
 09/21/98    Sulzer Medica Inc.                 Guidant Corp.                     810.0      802.6       2.49x     25.2x     13.1x
             (electrophysiology division)
 09/17/98    Chiron Diagnostics (in vitro       Bayer Group                     1,013.8    1,020.3       1.74x     52.5x        NA
             div of Chiron)
 08/14/98    Howmedica (Pfizer)                 Stryker Corp.                   1,650.0    1,650.0       2.01x        NA        NA

 08/11/98    InControl Inc.                     Guidant                           137.5      142.0      43.71x        NM        NM

 08/10/98    C.R. Bard Intra-Aortic Balloon     Arrow International                28.0         NA          NA        NA        NA
             Catheter and Pump Business
 07/29/98    ATL Ultrasound                     Philips Electronics               800.0      795.9       1.78x     27.2x     16.9x

 07/22/98    American Medical Systems           E.M Warburg, Pincus & Co. LLC     130.0      130.0       1.50x      9.3x      7.4x
             (division of the Pfizer Medical
             Technology Group)

(1)  LTM where available, otherwise latest fiscal year.


                                         [LOGO OF BANC OF AMERICA SECURITIES] 31

                                                                    CONFIDENTIAL

Analysis of Selected Acquisitions
--------------------------------------------------------------------------------

     Date                                                            Equity     Agg.     Agg. Value     Agg. Value     Agg. Value
Announced Target                                  Acquiror            Value    Value       /Sales(1)     /EBIT(1)       /EBITDA
------------------------------------------------------------------------------------------------------------------------------------
07/21/98  DePuy Inc.                        Johnson & Johnson         3,488.6   3,741.1     4.65x         17.1x          14.8x

07/13/98  Avecor Cardiovascular             Medtronic Inc                91.0      90.1     1.84x         50.1x          22.5x

07/09/98  C.R. Bard Catheter Lab Unit       Arterial Vascular
                                              Engineering Inc.          550.0     600.0     2.79x            NA             NA

06/29/98  Steri-Oss                         Nobel Biocare                81.0     142.0     3.55x            NA             NA

06/25/98  Instromedix Inc.                  Alaris Medical Inc.          55.0      55.0        NA            NA             NA

06/18/98  Schneider (Division of Pfizer)    Boston Scientific Corp    2,100.0   2,100.0     6.36x         23.2x          18.0x

05/25/98  U.S. Surgical                     Tyco International        3,300.0   3,875.6     3.22x         23.6x          14.7x

05/08/98  Elekta Neurosurgical Instr.
            (Sub. of Elekta AB)             Nitinol Medical
                                              Technologies, Inc.         33.0      33.0     0.89x            NM             NM

04/13/98  World Medical Manufacturing       Arterial Vascular
            Corp.                             Engineering Inc.           62.0      61.6     6.75x            NM             NA

03/20/98  AcroMed Corp.                     DePuy Inc.                  325.0     325.0     3.61x            NA             NA

02/12/98  Hudson RCI                        Freeman Spogli              275.0     275.0     2.80x         14.0x          10.8x

02/12/98  Cross Medical Products            Interpore International      48.8      50.9     3.94x            NM             NA


                                            Overall Mean                                   15.95x         30.6x          19.4x
                                            Overall Median                                  3.58x         17.3x          12.8x

(1) LTM where available, otherwise latest fiscal year.

                                                  Banc of America Securities  32

                                                                    CONFIDENTIAL
--------------------------------------------------------------------------------

C. Weighted Average Cost of Capital Analysis





















                                  [LOGO OF BANC OF AMERICA SECURITIES]        33

                                                                    CONFIDENTIAL

Weighted Average Cost of Capital Analysis
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

I.   Cost of Debt(Kd):
         Estimated All-In Cost for VERMONT                                       6.0%
         Marginal Tax Rate                                                      38.0%

         After-tax cost of debt           Kd = 6.0% * (1- 38.0%)                 3.7%

II   Cost of Equity (Ke):
         Risk Free Rate (20-year Treasury Yield) (1)                             5.0%
         Vermont's Beta (2)                                                      0.89
         Market Risk Premium (3)                                                 8.4%
         Small Stock Premium (4)                                                 4.3%

         Cost of equity                    Kp = 5.0% + 0.89 * 8.4% + 4.3%       16.8%

III  Weighted Average Cost of Capital (K):
         VERMONT's Debt to Total Cap. Ratio                                      0.7%
         Implicit Equity to Cap. Ratio                                          99.3%
                                                                                -----
                                                                                -----
         WACC                              K = (3.7% * 0.7%) + (16.8% * 99.3%)  16.7%
                                                                                -----


VERMONT BETA CALCULATION:
-------------------------

                                     Total     Mkt. Value    Total   Debt/Total   Debt/Equity    Tax     Levered  Unlevered
Comparable Company          Ticker    Debt   of Equity (1)    Cap.   Cap Ratio       Ratio       Rate    Beta     Beta (5)
------------------          ------   -----   -------------   -----   ----------   -----------    ----    -------  ---------

American Medical Systems    AMMD     $28.9      $585.2      $614.1      4.7%          4.9%       40.0%    0.92       0.89
Endocare, Inc.              ENDO       0.0       321.5       321.5      0.0%          0.0%       40.0%    1.14       1.14
Urologix, Inc.              ULGX       1.8       237.8       239.5      0.7%          0.7%       40.0%    0.74       0.74

                                                                     -----------------------------------------------------------
                                                            Average     1.8%          1.9%       40.0%    0.93       0.92
                                                            Median      0.7%          0.7%       40.0%    0.92       0.89
                                                                     -----------------------------------------------------------

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
(1)  As of November 30, 2001.
(2) Beta equals median unlevered Barra's predicted beta for comparable group * [1+(1-tax rate) * (debt to market equity ratio)].
(3) Expected risk premia for equities based on the difference of historical arithmetic mean returns from 1926 - 2000. Source SBBI 2001 Yearbook.
(4)  Small company equity financing premium. Source SBBI 2001 Yearbook.
(5) Unlevered beta equals the levered Barra's predicted beta / [1+ ((1-tax rate) * debt to equity ratio)].


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